EXHIBIT 10.34

                Financial Support for Direct Marketing Agreement

Translated From Japanese

IA Partner Co Ltd (will be referred as A ) and Aflac Co Ltd. (will be referred as B) shall enter into an agreement which B shall pay financial aid for A at the end of 2006 to support that A enhances sales of insurance contract and generates results, based on the articles below.


Article 1:  Payment of Financial support for Direct Marketing

1. A agrees that to have 150 seats for agent service of B (will be referred as Priority Seats) until the end of December in 2006. And A shall maintain the number of Priority Seats until the end of December in 2007.

2. B agrees to put * yen (including Tax) into an approved bank account by the end of December in 2006. B should also pay a bank commission.


Article 2:  Payment Penalties

1. In case that A can not have up to 150 Priority Seats by the end of December in 2006, or that A can not maintain the number of 150 Priority Seats until the end of December in 2007, A must pay penalties to B, which will be calculated as the number of missing Priority Seats times * yen.

2. In case that the Annualized insurance fee of new contract (will be referred as New Contract AP) in Year 2007(2007/1/1-2007/12/31) gets below * yen, A must pay penalties as below. A should also pay a bank commission.

          o New Contract AP no less than * under * (not including *): 5% of Financial support

          o New Contract AP no less than * under * (not including *): 10% of Financial support

          o    New Contract under *: 50 % of Financial support


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED TEXT IS INDICATED BY A "*".

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3.   A must pay the amount of Financial Support as penalty if cases below happen in Year 2007. A should also pay a bank commission. However, even if cases below happen, if B confirms, B shall December decide the amount of penalty up to the amount of Financial Support.

          o Receiving administrative sanctions such as termination or cancellation of registration, termination of business and business suspension by regulators.

          o The breach of insurance business law, the breach of privacy law, the breach Law on the sales of financial products and breach of any laws by A

          o The breach of Agent service agreement, the breach of agent commission code, the breach of Financial Support for Direct Marketing Agreement by A

          o Agent service agreement was cancelled or reasons occurred to be cancelled

          o    Fraudulent act or act of disloyalty against B

          o    Bounce a check, or A was Declared insolvent.

          o Seized assets, seized assets provisionally or A was gone through the auction process, tax foreclosure.

          o Filing bankruptcy proceedings, Filing recognition proceedings, filing for a court-mandated bailout,

          o Decision of Dissolving a company, sale of assets or sale of part of assets.

          o A has difficulty to discharge this agreement because of disaster, labor dispute, and other reasons.

          o If there is possibility this agreement can not be continued due to change of Assets, trust, business


Article 3:  non-negotiable a right

A must not assign a right or duties based on this agreement to the third party without a permission of B. A must not use a right or duties as collateral.


Article 4:  Changing this agreement

This agreement will not be changed without paper singed by both authorized officers.

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Article 5:  Secrecy agreement

A must comply with secrecy agreement duties on agent service agreement; never disclose the information on this agreement to the third party. Also A uses essential personnel and tells them not to disclose the information strictly.


Article 6:  Jurisdiction

If it is necessary to proceed to the court case about transactions based on this agreement, local courts in Tokyo shall hold jurisdiction.


Article 7:  Validity period

Validity period on this agreement is 2006/12 thru the end of December 2007.


Article 8:  Survive termination

The provisions of Article 2, Article 3, Article 5, Article 6 and Article 9 shall survive termination.


Article 9:  Special Consultation

Both A and B shall follow Agent service agreement, Agent commission code, and any other agreement between A and B, if it is not clear, or in the event any ambiguities arises on this agreement. If there are any rules on the agreements between A and B, it shall be Decemberided by mutual consent.


Article 10:  Financial Support after Year 2007

Both A and B can make an agreement about Financial Support including articles on this agreement after 2007.

To enter into this agreement, each party holds one of two agreements with signature.

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